Exhibit 10.2

AMENDMENT NO. 9 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 9 TO CREDIT AGREEMENT (the “Amendment”) is dated as of January     , 2011, and is made by and among UNITED REFINING COMPANY, a Pennsylvania corporation (“United Refining”), UNITED REFINING COMPANY OF PENNSYLVANIA, a Pennsylvania corporation (“United Refining of PA”), KIANTONE PIPELINE CORPORATION, a New York corporation (“Kiantone”), COUNTRY FAIR, INC., a Pennsylvania corporation (“Country Fair”), KWIK-FILL CORPORATION (“Guarantor”), THE BANKS PARTY TO THE CREDIT AGREEMENT (defined below), MANUFACTURERS AND TRADERS TRUST COMPANY and BANK LEUMI, USA, as Co-Documentation Agents, and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Agent (“Agent”).

WITNESSETH:

WHEREAS, United Refining, United Refining of PA, Kiantone and Country Fair as Borrowers (collectively, the “Borrowers”), Guarantor, PNC and the Banks (as defined in the Credit Agreement, the “Banks”) are party to that certain Amended and Restated Credit Agreement dated as of July 12, 2002, as amended by Amendment No. 1 dated as of November 27, 2002, as amended by that Limited Waiver and Amendment No. 2 dated as of February 19, 2003, as amended by that Limited Waiver and Amendment No. 3 dated as of March 24, 2003, as amended by Amendment No. 4 dated as of January 27, 2004, as amended by Amendment No. 5 dated as of August 6, 2004, as amended by Amendment No. 6 dated as of April 19, 2005, as amended by Amendment No. 7 dated as of November 27, 2006, and as amended by Amendment No. 8 dated as of November 21, 2008 (as amended, restated, supplemented or modified, the “Credit Agreement”);

WHEREAS, capitalized terms used herein shall have the meanings given to them in the Credit Agreement;

WHEREAS, the Borrowers and the Guarantor have requested the Banks permit United Refining to sell certain winter fill asphalt to an Affiliate of the Borrowers, which sales may not be considered to be in the ordinary course of business and are anticipated to exceed the maximum dispositions permitted under Section 7.2.7(vi) of the Credit Agreement;

WHEREAS, the Banks are willing to accommodate such request, subject to the terms and conditions hereof.

NOW, THEREFORE, the parties hereto, and in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1. Definitions.

Defined terms used herein unless otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement, as amended by this Amendment.

2. Amendment of Section 7.2.7 of Credit Agreement. Section 7.2.7 of the Credit Agreement is hereby amended and restated as follows:

“7.2.7 Dispositions of Assets or Subsidiaries.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, sell, sell and lease back, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except:

(i) transactions involving the sale of inventory in the ordinary course of business;

(ii) any sale, transfer or lease of assets in the ordinary course of business which is not material in relation to such Loan Party’s or such Subsidiary’s assets, and no longer necessary or required in the conduct of such Loan Party’s or such Subsidiary’s business;

(iii) any sale, transfer or lease of assets by any wholly owned Subsidiary of such Loan Party to another Loan Party;

(iv) any sale, transfer or lease of assets in the ordinary course of business which is replaced by substitute assets acquired or leased, provided such substitute assets, to the extent replacing Collateral, are subject to the Banks’ Prior Security Interest;

(v) any sale, transfer or lease of properties which (a) have become obsolete or (b) have no material net value (after giving effect to the cost of maintaining such properties) and have no use in the business of the Loan Parties;

(vi) any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (v) above, provided that the aggregate value of the assets subject to all such sales under this Section 7.2.7(vi) does not exceed $25,000,000 in the aggregate; and

(vii) sales of winter fill asphalt by United Refining to United Refining Asphalt, Inc. (“URA”), a Delaware corporation which is an Affiliate of the Borrowers and owned by United Refining, Inc., in accordance with the terms of the Asphalt Purchase and Sale Agreement and the Asphalt Product Throughput and Terminal Services Agreement each dated as of January 14, 2011; provided that: (w) sales by United Refining to URA will be made at prevailing markets prices upon fair and reasonable arms length terms and conditions, (x) United Refining and URA shall invoice their respective customers separately for sales of inventory to such customers and maintain separate records with respect to billing and collections, and all such records shall be available to Agent upon its request, (y) the asphalt sold by United Refining to URA shall be stored in separate storage tanks indentified to the Agent, and (z) United Refining shall remit to the Agent the proceeds of such sales to URA, which shall be either deposited into a cash collateral account at the Agent or applied to the outstanding Revolving Credit Loans. Initially all such payments shall be applied to the Revolving Credit Loans and shall be sent by wire transfer as follows:

PNC Bank, N.A.

ABA No. 031 207 607

Name: PNC Business Credit

Acct. No. 196039957830

Ref: United Refining Company”

3. Amendment of Section 7.2.8 of Credit Agreement. Section 7.2.8 of the Credit Agreement is hereby amended and restated as follows:

“7.2.8 Affiliate Transactions.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction among one another or any of their Affiliates including, without limitation, purchasing property or services from any Affiliate, selling property or services to any Affiliate, reimbursing an Affiliate for expenses (including overhead which an Affiliate incurs), on any Borrower’s behalf, except as permitted in clauses (i), (ii), and (iii) below:

(i) The Borrowers may pay up to $2,000,000 during any fiscal year pursuant to the Servicing Agreement.

(ii) Subject to the requirements set forth in Section 7.2.7(vii), United Refining may sell winter fill asphalt to URA in accordance with the terms of the Asphalt Purchase and Sale Agreement and the Asphalt Product Throughput and Terminal Services Agreement each dated as of January 14, 2011; provided however, such sales shall no longer be permitted under this clause (ii) in the event that the total equity and indebtedness which is used to capitalize URA exceeds at any one time an amount equal to the sum of $45,000,000 plus the amount of any undistributed profits of URA.

(iii) The Borrowers may enter into transactions upon fair and reasonable arms’ length terms and conditions, provided that (a) in the event that the Borrowers have Unused Availability of less than $25,000,000 at the time of entering into such transaction and giving effect thereto, the Borrowers shall fully disclose the proposed terms and conditions of each transaction to the Agent at least ten (10) Business Days prior to the date on which any Borrower enters into such transaction; such disclosure shall be in sufficient detail to demonstrate the Borrowers’ compliance with this Section 7.2.8 to the satisfaction of the Banks and (b) such terms and conditions are in accordance with all applicable Law and are not otherwise prohibited by this Agreement.

4. Conditions to Effectiveness of Amendment and Restatement of Credit Agreement and Related Matters.

The effectiveness of this Amendment shall be subject to each of the following conditions precedent:

(a) Execution and Delivery of Amendment. The Borrowers, the Guarantor and the Required Banks shall have executed and delivered to the Agent this Amendment by their duly authorized representatives.

(b) Representations and Warranties; No Defaults. The representations and warranties of the Loan Parties contained in Article 5 of the Credit Agreement shall be true and accurate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and the Loan Parties shall have performed and complied with all covenants and conditions under the Loan Documents and hereof; no Event of Default or Potential Default under the Credit Agreement and the other Loan Documents shall have occurred and be continuing or shall exist; and by their execution and delivery of this Amendment, the Borrowers and the Guarantor certify as to the accuracy of such matters.

(c) Sale Transaction Documents. There shall be delivered to the Agent (i) copies of the form of sales agreement between United Refining and URA with respect to the sales of winter fill asphalt inventory by such parties, (ii) the credit agreement between URA and the lender providing financing to URA which will receive a security interest in the assets of URA, and (iii) a true and correct copy of the fairness opinion being delivered by the Borrowers to the holders of the Senior Unsecured Notes with respect to the transactions between United Refining and URA.

(d) Intercreditor Agreement. The Agent and the lender providing financing to URA shall have executed and delivered an intercreditor agreement to distinguish the collateral granted by URA to such lender from the Collateral granted to the Agent for the benefit of the Banks.

(e) Fees and Expenses. The Borrowers shall have paid or caused to be paid to the Agent (i) an Amendment Fee in the amount of $26,000, which fee shall be allocated among the Banks in accordance with their respective Ratable Share, and (ii) all costs and expenses of the Agent in connection with this Amendment, including without limitation, reasonable fees of the Agent’s counsel in connection with this Amendment.

(f) Legal Details. All legal details and proceedings in connection with the transactions contemplated by this Amendment shall be in form and substance satisfactory to the Agent, and the Agent shall have received all such documents reasonably requested in connection with the transactions contemplated by this Amendment, in form and substance satisfactory to the Agent.

5. Force and Effect.

Except as otherwise expressly modified by this Amendment, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect after the date hereof. Each Loan Party hereby acknowledges that the Guaranty, the Intercompany Subordination Agreement, and the Security Agreement: (a) continue in full force and effect, and (b) relate to the obligations of each Loan Party under the Agreement and the other Loan Documents as increased pursuant to this Amendment. Each Loan Party further (i) acknowledges that the Obligations of the Loan Parties under the Agreement, as increased by this Amendment, are Guarantied Obligations under the Guaranty, Debt under the Security Agreement, Senior Debt under the Intercompany Subordination Agreement, and (ii) confirms its obligations under each of the foregoing Loan Documents. The guaranties, security interests, pledges, covenants and agreements set forth in the Loan Documents are hereby made and granted to secure the obligations under the Agreement as if the same were made, increased or granted on the date hereof; and, each Loan Party hereby agrees that from the date hereof and so long as any Loan or any Commitment of any Bank shall remain outstanding and until the payment in full of the Loans and the Notes, the expiration of all Letters of Credit, and the performance of all other obligations of Loan Parties under the Loan Documents, such Loan Party shall perform, comply with, and be subject to and bound by each of the terms and provisions of the Agreement, Guaranty, Intercompany Subordination Agreement, Security Agreement, and each of the other Loan Documents jointly and severally with the other parties thereto. Each Loan Party hereby makes, affirms, and ratifies in favor of the Banks and the Agent the Credit Agreement, Guaranty, Intercompany Subordination Agreement, the Security Agreement, and each of the other Loan Documents to which it is a party given by it to Agent and any of the Banks.

6. Governing Law.

This Amendment shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

7. Effective Date.

This Amendment shall be dated as of and shall be binding, effective and enforceable upon the date on which all conditions set forth in Section 4 hereof have been satisfied.

8. Counterparts.

This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all such counterparts shall together constitute one and the same instrument. Delivery by telecopy or electronic portable document format (i.e., “pdf”)

transmission of executed signature pages hereof from one party hereto to another party hereto shall be deemed to constitute due execution and delivery by such party; provided, however that any Person making delivery by telecopy or electronic portable document format shall promptly deliver an executed original of the same to the Agent.

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[SIGNATURE PAGE TO AMENDMENT NO. 9 TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto by their duly authorized officers have executed this Amendment as of the day and year first written above.

BORROWERS:

UNITED REFINING COMPANY

By:	/s/ Myron L. Turfitt
Title:	President

UNITED REFINING COMPANY OF PENNSYLVANIA

By:	/s/ Myron L. Turfitt
Title:	President

KIANTONE PIPELINE CORPORATION

By:	/s/ Myron L. Turfitt
Title:	President

COUNTRY FAIR, INC.

By:	/s/ Myron L. Turfitt
Title:	President

GUARANTOR:

KWIK-FILL CORPORATION

By:	/s/ Myron L. Turfitt
Title:	Executive Vice President Finance

[SIGNATURE PAGE TO AMENDMENT NO. 9 TO CREDIT AGREEMENT]

AGENT AND BANKS:

PNC BANK, NATIONAL ASSOCIATION, individually and as Agent

By:	/s/ James M. Steffy
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 9 TO CREDIT AGREEMENT]

MANUFACTURERS AND TRADERS TRUST COMPANY, individually and as Co-Documentation Agent

By:	/s/ Jon Werbitsky
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 9 TO CREDIT AGREEMENT]

BANK LEUMI, USA, individually and as Co-Documentation Agent

By:	/s/ John Koenigsberg
Title:	Senior Vice President

By:	/s/ Iris Steinhardt
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 9 TO CREDIT AGREEMENT]

DOLLAR BANK, FEDERAL SAVINGS BANK

By:	/s/ Perry E. Rofey
Title:	Senior Vice President